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                                                                   Exhibit  23.3





                                   CONSENT OF
                              INDEPENDENT AUDITORS


                 We consent to the use of our report dated March 24, 1993 with respect to the consolidated financial statements of Stonhard, Inc. for the year ended December 31, 1992 filed with RPM, Inc.'s Current Report on Form 8-K dated October 26, 1993 and to the incorporation by reference of such report in the Prospectus constituting part of this Registration Statement on Form S-3. We also consent to the reference to our firm made under the heading "EXPERTS" in the Prospectus.


                                        /s/ Haelele, Flanagan & Co.
                                        ------------------------------
                                        Haefele, Flanagan & Co.





Moorestown, New Jersey
February 7, 1994





373/06821WZA.233